UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 17, 2018
Skyworks Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05560	04-2302115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Sylvan Road, Woburn, Massachusetts		01801
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:		781-376-3000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 17, 2018, the Board of Directors (the “Board”) of Skyworks Solutions, Inc. (the “Registrant”), increased the size of the Board from nine to ten and appointed Kimberly S. Stevenson as a new director of the Registrant, upon the recommendation of its Nominating and Corporate Governance Committee. Ms. Stevenson will serve until the Registrant’s 2019 annual meeting of stockholders, when she will be a nominee for election to the Board by a vote of the Registrant’s stockholders, and thereafter until her successor has been duly elected and qualified. The Board has not yet determined Ms. Stevenson’s committee assignments. Ms. Stevenson’s cash compensation will be as set forth in the Registrant’s Cash Compensation Plan for Directors, which was filed with the Securities and Exchange Commission (the “SEC”) on July 20, 2018, as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q. Ms. Stevenson will also be eligible to receive equity awards under the Registrant’s Amended and Restated 2008 Director Long-Term Incentive Plan, as Amended, which was filed with the SEC on May 4, 2018, as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q, including an initial award of restricted stock units as provided for therein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.

July 23, 2018	By:	/s/ Robert J. Terry
	Name:	Robert J. Terry
	Title:	Senior Vice President, General Counsel and Secretary